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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion of our Independent Auditor's Report dated January 3, 2001 regarding the balance sheets of Coast National Bank as of December 31, 2001 and 2000, and the related statements of earnings, changes in stockholders' equity, and cash flows for the years then ended, in the registration statement on Form S-8 filed with the Securities and Exchange Commission.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
March 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS